UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2008

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) UGI Corporation (the "Company") has adopted the UGI Corporation 2009 Deferral Plan (the "Deferral Plan") which will become effective January 1, 2009. The Deferral Plan provides new deferral options that comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, related to (i) all stock units granted to the Company's non-employee Directors, (ii) benefits payable under the UGI Corporation Supplemental Executive Retirement Plan ("UGI SERP") and (iii) benefits payable under the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan ("AmeriGas SERP").

If an individual decides to defer payment, he or she may elect to receive the benefit after separation from service as (i) a lump sum payment, (ii) annual installment payments over a period between two and ten years or (iii) one to five retirement distribution accounts to be paid in a lump sum in the year specified by the individual. While an individual's election to defer is irrevocable under the Deferral Plan, a participant may postpone a payment by making a re-deferral election at least one year before the scheduled payment date, provided that the new payment date is at least five years beyond the scheduled payment date. Deferred benefits, other than stock units, will be deemed to be invested in investment funds selected by the plan participant from among funds made available by the Company. Stock units will be credited with dividend equivalents which will be converted annually to additional stock units.

A copy of the Deferral Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Deferral Plan is qualified in its entirety by reference to the Deferral Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 UGI Corporation 2009 Deferral Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

December 17, 2008	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	UGI Corporation 2009 Deferral Plan